Exhibit 99.1

Valley Forge Composite Technologies, Inc. announces that an Exclusive License has been executed with Lawrence Livermore National Laboratory for multiple patents covering an advanced accelerator-detector complex for detection of hidden explosives

Covington, KY – September 22, 2011 – Valley Forge Composite Technologies, Inc. (Valley Forge, OTCBB: VLYF) announces that an Exclusive License has been executed with Lawrence Livermore National Laboratory (LLNL) for multiple patents covering an advanced accelerator-detector complex for high efficiency detection of hidden explosives. Valley Forge along with technical oversight by LLNL assisted the Russian team in the development. This CRADA project provides opportunities for this technology to enhance U.S. border and transportation security, from explosives, to narcotics and nuclear detection systems for maritime and air cargo and border control.

The technical objectives of this Cooperative Research And Development Agreement (CRADA) project were: to develop, miniaturize, and automate the accelerator-detector complex for high efficiency detection of hidden explosives; software was also to be developed to run the explosives detection system and acquire and process data; and work was to be done to evaluate the signatures produced by the explosives detection system and evaluate its ability to detect explosives in checked baggage.

This project also contributes to the national need for technologies to quickly detect, identify, and mitigate the use of chemical and biological threat agents against U.S. civilian populations.

Detection of hidden explosives in airline checked baggage and cargo has become a priority for the U.S. Government and public. Development of an effective stationary Explosive Detection System (EDS), as proposed under this CRADA project, could be deployed to safeguard the U.S. air transportation infrastructure as well as for protecting any restricted access facility, including buildings, high-density offices, power plants and other controlled entry opportunities.

Potential commercial activity for Valley Forge Composite Technologies could result in the manufacturing and development of Explosive Detection Systems (EDS) for worldwide markets. It is envisioned that every package, container, or bag entering the U.S. could be examined using this technology. The primary customer for units is the Transportation Security Agency (TSA). The first users could be U.S. airports followed by worldwide airports; secondly ports for container screening followed by overnight shipping companies.

About Valley Forge
More information about Valley Forge Composite Technologies, Inc. can be found at www.vlyf.com.

Forward-Looking Statement
The Private Securities Litigation Reform Act of 1995 provides a 'safe harbor' for certain forward-looking statements. Statements in this press release that relate to Valley Forge Composite Technologies, Inc.'s future plans, objectives, expectations, performance, events, reports made by others and the like, including a statement about the assumptions underlying a forward-looking statement, are forward-looking statements protected by the safe harbor. Investors should understand that future events, risks and uncertainties, individually or in the aggregate, are factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These factors could include changes in economic conditions or government policies that may change the demand for the Company's products and services and could include other factors discussed in the sections of the Company's report on Form 10-K for the year ended 31 December, 2010 as filed with the U.S. Securities and Exchange Commission, entitled 'Business,’ ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’ and ‘Risk Factors.’ This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Investments in the Company should be considered speculative and prior to acquisition, should be thoroughly researched. Valley Forge Composite Technologies, Inc. does not intend to update these forward-looking statements prior to its reporting of its quarterly or annual results.

Contact
Valley Forge Composite Technologies, Inc.
Roe Brothers
roe@vfct.com
 Tel: (859) 581-5111

Lawrence Livermore National Laboratory’s mission is to ensure the safety and security of the nation through applied science and technology in three key areas:

Nuclear Security — Ensure the safety, security and reliability of the U.S. nuclear deterrent and work to prevent nuclear proliferation and nuclear terrorism

International and Domestic Security — Develop capabilities to counter terrorism and other emerging 21st-century threats and technologies to enhance U.S. military effectiveness and better protect the soldier

Energy and Environmental Security — Advance science to better understand climate change and its impacts and develop technologies supportive of a carbon-free energy future